EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

DATE: March 12, 2018

PRIAM CAPITAL FUND I, LP

By:	/s/ Howard Feinglass
Howard Feinglass, the sole member of
Priam Capital Associates, LLC, the general
Partner of Priam Capital Fund I, LP

PRIAM CAPITAL ASSOCIATES, LLC

By:	/s/ Howard Feinglass
Howard Feinglass, its managing member

By:	/s/ Howard Feinglass
Howard Feinglass